Exhibit 10.0

AGREEMENT FOR PURCHASE AND SALE OF ASSETS

DATED APRIL 20TH, 2005

BY AND BETWEEN

VERGE WIRELESS NETWORKS, INC.

AND

US WIRELESS ONLINE, INC.

AGREEMENT FOR PURCHASE AND SALE OF ASSETS

THIS AGREEMENT dated the 15 day of April 2005, by and between Verge Wireless Networks, Inc., a Louisiana corporation (“Seller”), and US WIRELESS ONLINE, Inc., a Nevada corporation.

W I T N E S S E T H:

WHEREAS, Seller is engaged in the communications solutions business including broadband access, wireless local area networking, wireless security systems, among other business (collectively the "Broadband Business") in the New Orleans, Baton Rouge, and other markets across the United States;

WHEREAS, the Seller owns various assets related to the Broadband Business; and

WHEREAS, the Seller desires to sell to the Purchaser and the Purchaser desires to purchase from the Seller, the Assets (as hereinafter defined) upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1.  PURCHASE AND SALE OF ASSETS.  Upon the terms and subject to the conditions set forth in this Agreement and based upon the representations and warranties made herein, at the Closing, Seller shall sell, and Purchaser shall purchase, the following assets of Seller (the “Assets”) as described in paragraphs 1(a)-(f) for the Purchase Price set forth in Section 2 hereof.

a)

Tangible Personal Property.  All personal property of the Broadband Business including but not limited to the tangible property as listed on Exhibit “A” attached hereto.

b)

Prepaid Items.  All prepaid items such as deposits, customer prepayments, etc. to the extent such items relate to the Assets including but not limited to the prepaid items  described more specifically on Exhibit “B”;

c)

Warranties.  All assignable rights under express or implied warranties of manufacturers, distributors, retailers or other third parties relating to the Assets;

d)

Books, Records and Supplier Information.  All service and maintenance histories of the Assets and all records relating to warranties, service agreements or other similar agreements with respect to the Assets, supplier lists, demographic, statistical, and other information to the extent such information relates to the Broadband Business;

e)

Customers. All customer contracts as specifically listed on Exhibit “C”, customer lists, and customer files.

f)

Contracts, Leases and Legal Information.  All contracts and leases related to the Assets as specifically described on Exhibit “D”.

2.  PURCHASE PRICE.  Subject to adjustment as provided below, the total purchase price (the “Purchase Price”) for the Assets shall be $40,000.00 in cash at closing, $40,000.00 promissory note to be paid over 12 months ($3,333.33 per month) and $480,000.00 to be paid in common stock of Acquirer at the average closing price of the five trading days immediately prior to the closing date of this transaction but not less than $0.17 per share or greater than $0.30 per share (the “Shares”).  Fifty percent (50%) of the Shares issued at closing must be held for a minimum of 12 months from the date of issuance, subject thereafter only to limitations set forth in Rule 144 and fifty percent (50%) of the Shares must be held for a minimum of 24 months from the date of issuance.

a)

Not less than five (5) days prior to Closing, the Purchaser will prepare a draft of a closing statement setting forth the adjustments to the Purchase price made pursuant to this section.

b)

The Purchase Price shall be allocated among the various Assets as set forth on the schedule attached hereto as Exhibit “E” and as determined solely by Purchaser.  Each party hereby agrees that it will not take a position on any income tax return, on Internal Revenue Service Form 8594, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is inconsistent with the terms of Exhibit “E”.

3.  DISCLAIMER OF ASSUMPTION OF LIABILITIES AND OBLIGATIONS OF SELLER.  Purchaser does not assume, and will not discharge, pay, perform or be responsible or liable for, any debts, liabilities, causes in action, claims or obligations of any nature, whether absolute or contingent, of Seller, or expenses, costs and attorney fees which may be incurred to compromise or defend the foregoing, including, but not limited to, any and all liabilities for federal income taxes, state and local income or sales taxes, including sales taxes arising out of this transaction and sales taxes accrued prior to the Closing Date with respect to the operation of the Broadband Business by Seller, excise taxes, all other taxes of any nature, accounts payable and all promissory notes, claims of any of Seller’s employees or customers, debts or other obligations of any nature.  Seller shall remain responsible and liable for any and all of its debts, liabilities, causes in action, claims and obligations of any nature, whether absolute or contingent, and expenses, costs and attorney fees which may be incurred to compromise or defend the foregoing, including, but not limited to, any and all liabilities for federal income taxes, state and local income or sales taxes, including sales taxes arising out of this transaction and sales taxes accrued prior to the Closing Date with respect to the operation of the Broadband Business by Seller, excise taxes, all other taxes of any nature, accounts payable and all promissory notes, debts and other obligations of any nature.

4. RISK OF LOSS.  Seller assumes all risk of destruction, loss or damage to the Assets due to fire or other casualty up to and including the Closing Date.  Upon destruction, loss or damage due to fire or other casualty of any portion of the Assets valued in excess of Five Thousand Dollars ($5,000), Purchaser shall have the option to terminate this Agreement and, in the event of the exercise of such option, all rights of Purchaser and Seller shall terminate without liability of any party.  The Purchaser shall notify the Seller within five (5) days after receiving notice from Seller of destruction, loss or damage of its decision to terminate this Agreement.  If Purchaser does not timely notify Seller of termination, this Agreement shall remain in full force and effect; provided, however, the Purchase Price shall be adjusted at the Closing to reflect the reduction in the value of the Assets caused by such destruction, loss or damage.

5. REPRESENTATIONS AND WARRANTIES OF SELLER.   Seller, as of the date of this Agreement and as of the Closing Date, represents and warrants to Purchaser that:

a)

Organization of Seller.  Seller is a corporation company duly organized, validly existing and in good standing under the laws of the State of Louisiana and has all requisite power and authority to carry on its business as it is presently being conducted.  Seller has full power and authority to conduct its business and to enter into this Agreement and to consummate the transactions contemplated hereby.

b)

Securities and Contracts.  There are in existence no outstanding options, contracts, commitments, warrants, debentures, agreements, or rights of any character or nature which would affect in any manner the sale of Assets pursuant to this Agreement.

c)

Litigation.  To Seller’s knowledge, there are no legal or arbitration actions, suits, claims or proceedings pending or threatened against the Seller affecting the Assets, at law or in equity, or before any federal, state, municipal or other governmental agency or instrumentality, domestic or foreign.  Seller is not aware of any facts which might result in any such action, suit, claim or proceeding.  No judgments or liens are outstanding against Seller or its properties, including, without limitation, the Assets, nor is Seller in default with respect to any order or decree of any court, arbitration panel, or of any such governmental agency or instrumentality.

d)

Binding Agreement.  The execution, delivery and performance of this Agreement and all agreements, instruments and documents to be executed or delivered by Seller pursuant to this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by the members and managers (if required) of the Seller and by all other necessary action on the part of Seller.  This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligations of such parties, enforceable in accordance with its terms.

e)

Assets.

(i)   Seller has good, absolute and marketable title to, licenses, and unrestricted possession of, all the Assets and properties being sold to Purchaser pursuant to this Agreement, all free and clear of all leases, liens, mortgages, pledges, encumbrances, security interests, charges, restrictions of any kind, and any accrued, absolute, contingent or other liabilities of any nature, including, without limitation, liabilities for income taxes, sales taxes, excise taxes, property taxes or other taxes.

(ii)   Each Asset is in good operating condition consistent with its age, subject to normal wear and tear.

f)

Taxes.  Seller has filed with the appropriate governmental agencies all federal, state and local tax returns required to be filed by Seller which tax returns have been prepared on a consistent basis fully and accurately disclosing, reporting and computing Seller's income, deductions and tax liability.  Seller has paid all taxes shown to be due on said returns and is not delinquent in the payment of any taxes due and payable to the United States or any other taxing authority, and Seller is not involved in any dispute with any tax authority nor has Seller received any notice of deficiency, audit or other indication of deficiency from any tax authority.  Seller has paid in full all withholding, social security, unemployment insurance and sales taxes required to be paid by the United States or any other state, local or other taxing authority.

g)

Material Contracts.  The execution of this Agreement and the consummation of the transactions contemplated hereby will not constitute a default or breach under any contract related to the Broadband Business.  The execution of this Agreement and the consummation of the transactions contemplated hereby will not give rise to any consent or notice requirement under any contract related to the Broadband Business.

h)

Environmental Compliance.  To Seller’s knowledge, Seller is now and has always been in compliance in all respects with all Environmental Laws (as hereinafter defined).  There has been no notice or request for information issued and no complaint filed by any governmental entity, and there is no investigation or review pending or, to the knowledge of Seller, threatened by any governmental entity with respect to (a) any alleged violation by Seller of any Environmental Law in connection with the conduct of its business, or (b) any alleged failure of Seller to have any Environmental Permit required in connection with the conduct of its business.  There are no facts, conditions or circumstances known to the Seller which would result in any such investigation or review if such facts, conditions or circumstances were fully disclosed to such governmental entity.  All Environmental Permits necessary to Seller's business are in full force and effect and Seller is in full compliance therewith.  Seller has not generated, processed, treated, sold or transported any Hazardous Material.

"Environmental Laws" shall mean all federal, state, municipal, and local laws, statutes, ordinances, rules, regulations, conventions, and decrees relating to the environment, including without limitation, those relating to emission, discharge, release, or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic, or hazardous materials or wastes of every kind and nature into the environment (including without limitation ambient air, surface water, ground water, soil, and subsoil), or otherwise relating to the manufacture, generation, processing, distribution, application, use, treatment, storage, disposal, presence, management, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic, or hazardous substances or wastes, and any and all laws, rules, regulations, codes, directives, orders, decrees, judgments, injunctions, consent agreements, stipulations, provisions, and conditions of Environmental Permits, licenses, injunctions, consent agreements, stipulations, certificates of authorization, and other operating authorizations, entered, promulgated, or approved hereunder.

"Environmental Permits" shall mean all permits, licenses, certificates, approvals, authorizations, regulatory plans or compliance schedules required by applicable Environmental Laws, or issued by a Government pursuant to applicable Environmental Laws, or entered into by agreement of the party to be bound, relating to activities that affect the environment, including, without limitation, permits, licenses, certificates, approvals, authorizations, regulatory plans and compliance schedules for air emissions, water discharges, pesticide and herbicide or other agricultural chemical storage, use or application, and Hazardous Material or Solid Waste generation, use, storage, treatment and disposal.

"Hazardous Material" shall mean any substance or material designated as hazardous or toxic pursuant to any applicable Environmental Law.

i)

Material Misstatements or Omissions.  No representation or warranty made by Seller in this Agreement, or in any document, statement, certificate, exhibit or schedule furnished to Purchaser pursuant thereto, or in connection with the transaction contemplated hereby, contains any untrue statement of a material fact required to be stated therein or necessary in order to provide Purchaser with proper information as to Seller, Seller's Assets or the affairs of Seller.

j)

Reliance.  The foregoing representations and warranties are made by the parties with the knowledge and expectation that the other party is placing complete reliance thereon.

k)

Survival of Warranties, Representations and Agreements.   The representations, warranties, agreements, and indemnifications of Seller contained in this Agreement shall not be discharged or dissolved upon, but shall survive, the Closing contemplated herein, and shall be unaffected by any investigation made by any party  up to eighteen (18) months from date of closing date.

6. REPRESENTATIONS AND WARRANTIES OF PURCHASER.  Purchaser, as of the date of this Agreement and as of the Closing Date, represents and warrants to Seller that:

a)

Existence.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to carry on its business as it is presently being conducted.  Purchaser has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

b)

Authority.  Purchaser has taken all appropriate and required action to authorize the consummation of the transaction contemplated by this Agreement, Purchaser has full requisite power and authority to acquire and own the Assets of Seller herein described, and this Agreement and all agreements, instruments and documents to be executed or delivered by Purchaser pursuant to this Agreement constitute legal, valid and binding obligations of Purchaser, enforceable in accordance with their terms.

c)

Survival of Warranties, Representations and Agreements.  The representations, warranties and agreements of Purchaser contained in this Agreement shall not be discharged or dissolved upon, but shall survive the Closing contemplated herein, and shall be unaffected by any investigation made by any party at any time.

7. CONDUCT PRIOR TO CLOSING.  Between the date of this Agreement and the Closing Date:

a)

Access.  Seller will afford to Purchaser, its legal counsel, and other representatives access to the Assets, and will furnish Purchaser with such additional information regarding the Assets as Purchaser may from time to time request.

b)

Affirmative Requirements.  Seller shall:

i.

maintain the Assets in as good working order and condition as at present, ordinary wear and tear excepted;

ii.

perform all of its material obligations under agreements relating to or respecting its Assets, properties, and rights;

iii.

keep in full force and effect present insurance coverage or other comparable insurance coverage, as may be necessary to conserve the Assets adequately;  and

iv.

give Purchaser prompt written notice of any fact, circumstance, occurrence or matters which would cause any of the representations, warranties or covenants of Seller set forth herein to be untrue or incorrect in any material respect.  In the event any such fact, occurrence, circumstance or matter arises following the date hereof, Seller will use its best efforts to cure any such untruth or incorrectness.

c)

Prohibitions.  Seller shall not, without the prior written consent of Purchaser:

i.

enter into any contract or commitment or incur or agree to incur any liability that relates to the Assets except in the normal course of business;

ii.

create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any of the Assets, whether now owned or hereafter acquired; and

iii.

sell, assign, lease or otherwise transfer or dispose of the Assets.

8. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS.  The obligation of Purchaser to consummate the transactions contemplated by this Agreement is expressly subject to the satisfaction, on or prior to Closing, of all of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by Purchaser in writing):

a)

Instruments of Transfer.  Seller shall have delivered to Purchaser all such bills of sale, assignments, consents and other good and sufficient instruments of transfer, as shall be necessary to vest in Purchaser good, absolute and marketable title to the Assets, free and clear of any liens, charges or encumbrances whatsoever.

b)

Representations and Warranties.  All representations and warranties of Seller contained in this Agreement shall be true and correct as of the Closing Date as if made at and as of such date.

c)

Covenants.  Seller shall have performed and satisfied all covenants and conditions required by this Agreement to be performed or satisfied by Seller on or prior to Closing.

d)

Licenses.  Purchaser shall have obtained either from Seller or directly from the issuing authority, all permits, licenses, and approvals of all governmental and quasi-governmental authorities necessary for the operation of the Broadband Business.

e)

Material Errors.  Purchaser shall not have discovered any material misstatement or omission in any of the exhibits hereto or representations or warranties made herein by Seller or material failure on the part of Seller to perform or satisfy any covenants or conditions required to be performed or satisfied by Seller hereunder.

f)

Absence of Litigation.  No action or proceeding shall have been instituted or threatened prior to or at Closing before any court or governmental body or authority, the result of which could prevent or make illegal the consummation of the acquisition by Purchaser of the Assets hereunder, or the consummation of the transactions contemplated hereunder, or which would materially adversely affect the Assets or the business associated therewith.

g)

Approval of Documentation.  The form and substance of all opinions, certificates, instruments of transfer and other documents to be furnished hereunder by Seller and its counsel shall be satisfactory in all respects to Purchaser and its counsel.

h)

Due Diligence.  Purchaser shall have completed its due diligence review of the Seller and the Assets, and shall in each case be satisfied, in its sole discretion with the results of such review.

9. INDEMNIFICATION.  In addition to any and all other indemnities provided for elsewhere in this Agreement or any other agreement between the parties, Seller (the “Indemnitor”), agrees to and shall indemnify and hold harmless Purchaser, and its respective officers, directors, agents, attorneys, and affiliates from and against any and all claims, costs, expenses, damages, losses, taxes, penalties or liabilities of any nature whatsoever, including, without limitation, reasonable attorneys' fees incurred by or assessed against Purchaser arising out of, resulting from or related to any of the following:

i)

the breach of this or any agreement of  the Indemnitor, including, without limitation, all covenants contained herein or the untruthfulness or inaccuracy of any representation or warranty made by such party herein or in any exhibit hereto;

ii)

the operation of the Broadband Business prior to and including the Closing, including, without limitation, any and all claims by creditors and customers of Seller and any liabilities arising from or on account of any taxes of any nature;

iii)

any employee benefits, including, without limitation any medical, life insurance, retirement, deferred compensation, bonus arrangement, salary or other compensation, vacation, liability or other benefits or obligations for or with respect to any former, retired, current or deceased employee of Seller or their dependents or other beneficiaries relating to any period prior to the Closing, regardless of the date such benefit or obligation might have actually vested or vest;

iv)

with respect to any claim pursuant to or based upon any provision of ERISA arising out of facts that occurred or are alleged to have occurred prior to the Closing;

v)

the failure of Seller or any "group health plan" (as such term is defined in Section 5000(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code")) maintained by Seller to meet or to carry out the requirements of Section 498OB(f) of the Code with respect to any individual who is a "qualified beneficiary" (as such term is defined in Section 498OB(g)(1) of the Code) with respect to such plan;

vi)

based upon or arising from any liability (whether arising in contract, in tort, at law, in equity or otherwise) or obligation relating in any way whatsoever to the Assets, properties or operations of Seller that is not specifically assumed by Purchaser pursuant to this Agreement; or

vii)

the failure of Seller to pay all taxes relating to the Broadband Business, including taxes arising out of this transaction and taxes accrued prior to Closing with respect to the operation of the Broadband Business by Seller.

viii)

Purchaser may set off against and recoup from any amounts payable by Purchaser to Seller under this Agreement and any exercise of such right of set off shall not constitute a default under any Section of this Agreement or any other agreement among the parties only in the event that the parties mutually agree or if Seller fails to pay said amounts after a mediation agreement or arbitration order.

ix)

Seller’s violation of any term, covenant or provision of any mortgage, indenture, debenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation.  The execution and delivery of and performance and compliance with this Agreement resulting in the violation of or conflict with or constituting a default under (1) any term, covenant or provision of any mortgage, indenture, debenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation or (2) the Certificate of Formation of Seller or of any order, writ, injunction, judgment, decree, law, statute, rule of regulation of any governmental authority to which Seller is a party or by which Seller or the Assets may be bound or affected, or resulting in the creation of any mortgage, lien, encumbrance, or charge upon any of the properties or assets of Seller.  Seller’s failure to comply with all laws, rules and regulations relating to the operation of the Broadband Business.

This indemnity shall survive this Agreement and the Closing hereunder and shall not be construed to be limited or to otherwise restrict any other right, remedy or cause of action Purchaser may have against Indemnitor.  Should any claim, cost, expense, loss or liability arise after the Closing for which the Indemnitor may be liable under the terms of this Section or under any other indemnification provisions specified in this Agreement, Purchaser may defend against any such claim or litigation in such manner as it may deem appropriate, and it may compromise or settle such litigation or claim on such terms as it, in its sole discretion, deems to be appropriate.  The Indemnitor shall promptly reimburse Purchaser for the amount of all liabilities, damages, cost of settlement, fees, costs and expenses, including attorneys' fees, incurred by Purchaser in connection with the defense against, investigation of, and settlement of such claim or litigation as long as the same are deemed to be reasonable.  If the parties cannot agree upon “reasonably” then it shall be resolved in keeping with Section 16.  If no settlement of any such claim is made, the Indemnitor will satisfy any judgment rendered with respect to such claim or in such litigation, before Purchaser is required to do so, and will pay all costs and expenses, including attorneys' fees, incurred by Purchaser with respect thereto.

10. NO BROKERAGE COMMISSION.  Purchaser and Seller mutually represent and warrant to each other that no brokerage or commission agreement, arrangement or understanding has been made or entered into by either Purchaser or Seller with respect to this Agreement or to the transactions contemplated hereby.  Each party hereto shall indemnify and hold harmless the other against and in respect of any claims for brokerage and other commissions relative to this Agreement or to the transactions contemplated hereby which are based in any way on any such agreements, arrangements or understandings, claimed to have been made by such party with any third party.

11. EXPENSES.  Whether or not the transactions contemplated by this Agreement are closed, each party agrees to pay its own accountants' fees, legal fees, and any and all other expenses incurred by it in connection with the preparation of this Agreement and the Closing.

12. CLOSING AND CLOSING DATE.

a)

The Closing and the Closing Date.  The closing (the "Closing") of the transaction contemplated under this Agreement shall be April 15, 2005, or such other date as may be mutually agreeable (the "Closing Date").  The Closing shall be held at the offices of Purchaser, unless an alternative time and place are mutually agreed upon by the parties.

b)

Documents to be Delivered by Seller to Purchaser at the Closing.  At the Closing, Seller shall execute and deliver (or cause to be executed and delivered), the following to the Purchaser:

i.

Bill of Sale transferring all Assets sold by Seller to Purchaser in form reasonably required by Purchaser's attorney;

ii.

The records, lists, contracts, and other information described in Section 1 above;

iii.

Resolutions of Seller, certified as true and correct by the Seller, authorizing and approving the execution of this Agreement by Seller and the sale of the Assets hereunder; and

c)

Documents to be Delivered by Purchaser to Seller at the Closing.  At the Closing, Purchaser shall execute and deliver the following to the Seller:

i.

Resolutions of Purchaser, certified as true and correct by the Purchaser, authorizing and approving the execution of this Agreement by Purchaser and the purchase of the Assets hereunder.

d)

Additional Action.  Each party hereby agrees to perform at the Closing any further acts and to execute and deliver any additional documents which may be reasonably necessary to carry out the provisions of this Agreement.

e)

Post Closing Reconciliation: As soon as practicable, but in any event within sixty (60) days after the Closing Date, Purchaser shall prepare and deliver to Seller a statement and a schedule (the "Post-Closing Schedule") showing

i.

the calculation of the pro rata revenue Seller owes Purchaser,

ii.

revenue collected by Purchaser from customers post Closing Date for service provided by Seller pre Closing Date, and

iii.

the amount if any the parties respectively owe the other or third parties for pro rata expenses associated directly with the Assets calculated as of the Closing Date. Seller will, within ten (10) business days of receipt of such Post-Closing Schedule, statement and such back-up or supporting data, notify Purchaser of its acceptance of the Post-Closing Schedule or non-acceptance and, in such case, the basis for any disagreement with the Post-Closing Schedule.  If Seller accepts the Post-Closing Schedule and if the Post-Closing Schedule shows that Seller owes Purchaser the Post-Closing Adjustment, within ten (10) days of receipt by the Purchaser of Seller’s notice of acceptance, Seller shall pay the Purchaser by certified check or wire transfer (to an account designated in writing by the Purchaser) an amount equal in value to the Post-Closing Adjustment.  If Purchaser owes Seller a Post-Closing Adjustment, then Purchaser shall remit said amount with its next monthly installment of the Purchase Price. If Seller gives notice to Purchaser that Seller does not agree with or accept the Post-Closing Schedule, Seller shall describe in such notice in reasonable detail the basis for Seller's disagreement.  Purchaser and Seller will endeavor to resolve any disagreement within ten (10) days of the receipt by Purchaser of such notice.  If Purchaser and Seller are unable to resolve any such disagreement, the dispute shall be promptly referred to a mutually acceptable independent public accounting firm (except the auditor of either party), whose costs shall be divided between Purchaser and Seller. The decision of such firm shall be rendered within forty-five (45) days of the referral of such matter to such firm and the decision of such firm shall be final and binding on the Purchaser and Seller, whereupon Seller or Purchaser (as applicable) shall within ten (10) days pay the other by certified check or wire transfer (to an account designated in writing by the party) an amount equal in value to the Post-Closing Adjustment, if any, determined to be due. In the event that Purchaser and Seller are unable to agree on an independent accounting firm, the parties shall submit their dispute to binding arbitration, using the same time periods as specified in this Section for rendition of an award, in accordance with the rules of the American Arbitration Association before a panel of three (3) arbiters in Jackson, Mississippi or such other place as the parties shall mutually agree.  Upon the mutual agreement of the parties on the Post Closing Schedule, or applicable mediation agreement or arbitration order, if the Seller then refuses to reimburse Purchaser for the Post Closing Adjustment or fails to pay the applicable third party, then Purchaser shall have a right of offset against the Purchase Price for said amount.

13. SELLER’S POST CLOSING OBLIGATIONS.  Post Closing, Seller agrees as follows:

a)

Non-Compete; Non-Solicitation: As further consideration for the purchase and sale of the Assets and the transactions contemplated by this Agreement, during the period commencing on the Closing Date, and ending on the date which is three (3)  years thereafter, Seller, its shareholders, directors and officers (shareholders, directors and officers being herein referred to as “Affiliated Individuals”), unless Affiliated Individuals whom are employed by Purchaser and are terminated or resign within one (1) year of closing date,  shall not:

i.

compete with the Purchaser in the provision of the following services and said services are the only services provided to the customer:

a.

Selling Internet access via a wireless or wired network.

b.

Selling & supporting Wireless Point-To-Point, Point-To-Multipoint, and Mesh networks.

c.

Selling & supporting wireless security solutions for networks that have five (5) or more wireless access points.

d.

Selling & supporting wireless 802.11a/b/g access points for networks with five (5) or more wireless access points.

e.

Selling & supporting video surveillance solutions.

ii.

solicit any employee of Purchaser or former employee of Purchaser to terminate his or her employment with the Purchaser; and

iii.

solicit the business of any customers of Purchaser or induce, or otherwise solicit, any customers with whom Purchaser has done business to terminate or otherwise curtail or impair their business relationship with Purchaser.

14. GENERAL PROVISIONS.

a)

Assignment.  Seller may not assign its interest herein without the prior written consent of Purchaser.  Purchaser may assign any part or all of its interest herein to any entity which is owned by or under common control with Purchaser.

b)

Amendment.  Neither this Agreement nor any term or provision hereof may be changed, modified, waived, discharged or terminated orally or in any manner other than by instrument in writing signed by the party against whom the enforcement of such change, modification, waiver, discharge or termination is sought.

c)

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, heirs, and personal representatives.

d)

Necessary Action.  Each party shall perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

e)

Notice.  Any notice required or permitted to be given hereunder shall be deemed to have been given when personally delivered or deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid and properly addressed to the respective party to whom such notice relates at the following addresses:

TO PURCHASER:

US WIRELESS ONLINE

Attn: Mark E. Rodgers

1755 Lelia Drive, Suite 302

Jackson, MS 39216

TO SELLER:

Verge Wireless Networks, Inc.

Attn: Carlo McDonald

11441 Industriplex Blvd.

Suite 150

Baton Rouge, LA  70809

or at such alternate addresses as shall be specified by notice given in the manner herein provided.

f)

Captions.  The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

g)

Litigation Costs.  In the event that it becomes necessary for either party to initiate litigation for the purpose of enforcing any of its rights hereunder or for the purpose of seeking damages for any violation hereof, then, in addition to all other judicial remedies that may be granted, the prevailing party shall be entitled to recover reasonable attorneys' fees, expert witness fees and expenses, and all other costs and expenses that may be sustained by it in connection with such litigation.

h)

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

i)

Governing Law.  This Agreement shall be deemed to be a contract made under and governed by the internal laws of the State of Mississippi.

j)

Including.  Whenever terms such as "include" or "including" are used in this Agreement, they shall mean "include" or "including" without limiting the generality of any description or word preceding such term.

k)

Sales, Transfer Taxes.  Any sales, use, transfer or documentary taxes imposed in connection with the sale and delivery of the Assets and rights acquired by the Purchaser under this Agreement shall be the sole responsibility of and shall be paid by the Seller.

l)

Access to Counsel.  This Agreement has been drafted by counsel for the Purchaser as a convenience to the parties only and shall not, by reason of such action, be construed against the Purchaser or any other party.  Seller acknowledges and agrees that it has had full opportunity to review this Agreement and has had access to counsel of its choice to the extent it deemed necessary in order to interpret the legal effect hereof.

m)

Exhibits. All exhibits and attachments referred to in this Agreement are deemed to be attached to this Agreement and incorporated by reference herein.

n)

Entire Agreement.  This Agreement, the Exhibits attached hereto and the documents and instruments executed and delivered simultaneously herewith constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof, and there are no agreements, understandings, warranties or representations between the parties hereto other than those set forth herein and in such Exhibits, documents and instruments.

15. DISPUTE RESOLUTION.

a)

Mediation.   If any dispute, claim or controversy arising out of this Agreement occurs, the parties shall use diligent good faith efforts to resolve it.  If such efforts are unsuccessful, they shall submit such dispute to non-binding mediation before a mutually agreed upon mediator (the “Mediator”) for mediation.  Either party may commence mediation by providing to the other party, a written request for mediation, setting forth the subject of the dispute and the relief requested.  Any such mediation proceedings shall take place in Jackson, Mississippi.  The parties shall cooperate with the Mediator and with one another in selecting a Mediator within ten (10) days of notice of the dispute, and in scheduling the mediation proceedings within thirty (30) days of the selection of the Mediator.  The parties shall participate in the mediation in good faith and they shall share equally in costs.  All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the Mediator or any employee of the Mediator, shall be confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or litigation involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.  Either party may seek from a court of competent jurisdiction equitable relief prior to the mediation contemplated by this Section solely to preserve the status quo pending completion of the mediation.

b)

Arbitration.  In the event the parties cannot resolve their differences through Mediation, any remaining controversy, claim or dispute arising out of or relating to the Agreement shall be settled by arbitration in Jackson, Mississippi.  Arbitration shall be conducted in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, with the following exceptions if in conflict:

i.

One arbitrator may be agreed upon, who may be a Mediator previously used by the parties, otherwise there shall be three (3), one named in writing by each party within twenty (20) days after demand for arbitration is given, and a third chosen by the two appointed.  Should either party refuse or neglect to appoint said arbitrator or to furnish the arbitrators with any papers or information demanded, he or they are empowered by both parties to proceed ex party.  If there be one arbitrator, his decision shall be binding; if there be three, the decision of any two shall be binding;

ii.

Each party to the arbitration will pay its pro rata share of the expenses and fees of the arbitrator(s), together with other expenses of the arbitration incurred or approved by the arbitrator(s), not including counsel fees or other expenses incurred by a party for its own benefit; and

iii.

Arbitration may proceed in the absence of any party if written notice (pursuant to the American Arbitration Association’s rules and regulations) of the proceedings has been given to such party.

The parties agree to abide by all decisions and awards rendered in such proceedings.  Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered in any court having jurisdiction thereof as a basis of judgment and of the issuance of execution for its collection.  All such controversies, claims or disputes shall be settled in this manner in lieu of any action or law or equity.  The parties shall keep from third parties (other than arbitrator(s)), all information concerning the arbitration and the determination thereof, unless otherwise required by law.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first above written.

SELLER:

Verge Wireless Networks, Inc.

By:_______________________________

Name:_____________________________

Its ________________________________

Date:______________________________

PURCHASER:

US WIRELESS ONLINE, Inc.

By:_______________________________

Name:_____________________________

Its________________________________

Date:______________________________